                                                      May 9, 1994
                       MODIFICATION NO. 8
                               TO
              SAN JUAN PROJECT OPERATING AGREEMENT
                             BETWEEN
              PUBLIC SERVICE COMPANY OF NEW MEXICO
                               AND
                  TUCSON ELECTRIC POWER COMPANY


     THIS MODIFICATION No. 8 to the San Juan Project Operating Agreement between PUBLIC SERVICE COMPANY OF NEW MEXICO ("New Mexico") and TUCSON ELECTRIC POWER COMPANY ("Tucson"), hereinafter referred to collectively as the "Parties", is hereby entered into and executed as of this ____ day of _________________, 1993.

WITNESSETH:

     WHEREAS, the Parties entered into an agreement described as the San Juan Project Operating Agreement effective January 1, 1973, as modified by Modification No. 1 on May 16, 1979, Modification
No. 2 on December 31, 1983, Modification No. 3 on July 17, 1984, Modification No. 4 on October 25, 1984, Modification No. 5 on
July 1, 1985, Modification No. 6 on April 1, 1993, and Modification No. 7 on April 1, 1993 (as so modified, the "Operating Agreement"), which establishes certain terms and conditions relating to their participation in and responsibility for the operation of the San Juan Project; and

     WHEREAS, on August 18, 1980, the Parties entered into a Coal
Sales Agreement with San Juan Coal Company ("SJCC") for the supply of coal for the San Juan Project (as from time to time amended, supplemented or modified, the "Coal Sales Agreement"); and

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     WHEREAS, in order to operate the San Juan Project more
efficiently, the Parties desire to amend the terms and conditions under which fuel expenses are allocated among the Participants and Unit Participants; and

     WHEREAS, the Parties desire to amend the Operating Agreement in other particulars as described herein,

     NOW, THEREFORE, the Parties agree that the Operating Agreement is hereby amended as follows:

     1.0 Effective Date: This Modification No. 8 shall, subject to the receipt of any required regulatory action, be deemed effective as of January 1, 1993.

     2.0  DEFINITIONS:   Section 5 is amended by adding the
following defined terms:

          5.17.1 ANNUAL MINIMUM COAL DELIVERY: The quantities of coal set forth on Exhibit H to the Coal Sales Agreement, which amounts are shown on Attachment A to this Modification No. 8.

          5.17.2 FIXED FUEL EXPENSE: Those expenses itemized on Attachment B, Summary of Fixed Fuel Expense, to this Modification No. 8. To the extent further modifications to the Coal Sales Agreement result in changes to such expenses, the Operating Agent shall promptly modify Attachment B to reflect those changes.

          5.17.3 MINIMUM FIXED FUEL EXPENSE: Fixed Fuel Expense associated with the Annual Minimum Coal Delivery.

          5.17.4 PARTICIPANT MINIMUM FIXED FUEL EXPENSE: For each Participant or Unit Participant, the Minimum Fixed Fuel
     Expense multiplied by that Participant's or Unit Participant's Participation Share as provided in Section 6.3.5 of the Co-Tenancy Agreement.

          5.17.5  EXCESS FIXED FUEL EXPENSE:  Annual Fixed Fuel
     Expenses in excess of Minimum Fixed Fuel Expense.

          5.17.6 CARRY-OVER TONS: Coal deliveries made annually to the San Juan Project by SJCC in excess of the Annual
     Minimum Coal Delivery, as more fully described in Section
     9.2(b)(3) of the Coal Sales Agreement.

          5.17.7 VARIABLE FUEL EXPENSES: All fuel expenses not specifically identified as Fixed Fuel Expense.

          5.17.8 CARRY-OVER TONS ACCOUNT: A record system established and maintained by the Operating Agent to allocate to the Participant or Unit Participant Carry-over Tons earned by the San Juan Project.

     3.0 Section 5.21, Fixed Fuel, shall be deleted in its entirety.

     4.0 Sections 18.1 through 18.5 are amended in their entirety to read as follows:

          18.1  The quantity of coal delivered to the San Juan
     Project shall be determined by the belt scales, in accordance with the Coal Sales Agreement.

          18.2 The Participants shall maintain a coal inventory including an Emergency Coal Storage Pile for Units 1, 2, 3 and 4, wherein the Participants and Unit Participants shall have Participation Shares as provided in Section 6.3.5 of the Co-Tenancy Agreement. The Engineering and Operating Committee shall establish an optimum coal inventory tonnage for Units 1, 2, 3 and 4 in total. Coal inventory shall be accounted for in FERC Account 151.

          18.3 Costs of the coal inventory and fuel expense shall be apportioned among and paid for by the Participants and Unit Participants on the following basis:

               18.3.1 Costs that are classified as Fixed Fuel Expenses shall be charged to FERC Account 151. Such Fixed Fuel Expenses shall then be charged monthly to FERC Account 501 and shall be apportioned among and paid for by the Participants and Unit Participants on the basis of the percentage that each Participant's or Unit Participant's monthly Net Energy Generation and auxiliary generation bears to the total monthly Net Energy Generation and auxiliary generation. The Fixed Fuel Expense balance in FERC Account 151 shall be reduced to zero monthly by charging Fixed Fuel Expense to FERC Account 501. Such Fixed Fuel Expense shall be reconciled annually among the Participants and Unit Participants based on the Participation Shares as provided in Section
          6.3.5 of the Co-Tenancy Agreement.

               18.3.2 Costs that are classified as Variable Fuel Expenses shall be charged to the fuel inventory or credited (as withdrawn) to FERC Account 151 and such costs shall be apportioned among and paid for by the Participants and Unit Participants on the basis of the Participation Shares as provided in Section 6.3.5 of the Co-Tenancy Agreement. Variable Fuel Expenses related to coal requirements shall be charged to FERC Account 501 as determined by dividing the total number of tons of coal at the beginning of the month, plus the coal delivered during the month, into the total recorded variable cost and multiplying the cost per ton so derived by the number of tons withdrawn. The Variable Fuel Expenses shall be apportioned among and paid for by the Participants and Unit Participants on the basis of the percentage that each Participant's or Unit Participant's monthly Net Energy Generation bears to the total monthly Net Energy Generation of the Unit(s).

               18.3.3 All other Variable Fuel Expenses (including, but not limited to fuel oil, fuel handling, ash disposal) incurred which are chargeable to FERC Account 501 shall be apportioned among the Participants in accordance with
          Section 18.3.2.

               18.3.4 The Participants acknowledge and recognize that the Unit Participants have acknowledged the terms and conditions of the Coal Sales Agreement, wherein, among other terms and conditions, an annual Fixed Fuel Expense must be paid by the San Juan Project each year to SJCC. Each Participant and Unit Participant shall pay its Participant's Minimum Fixed Fuel Expense plus a proportional share of Excess Fixed Fuel Expense. Such Excess Fixed Fuel Expense shall be allocated to the Participants and Unit Participants based on each Participant's and Unit Participant's percentage share of Carry-over Tons created during that calendar year.

               18.3.5 The Participants acknowledge and recognize that the Unit Participants have acknowledged the monthly allocation of Fixed Fuel Expenses based on the monthly Net Energy Generation, as described in Section 18.3.1, may result in an individual Participant or Unit Participant having been allocated Minimum Fixed Fuel Expense and Excess Fixed Fuel Expense equal to, less than, or greater than its proportional share of such expenses. Any overpayment or underpayment of a Participant's or Unit Participant's Minimum Fixed Fuel Expenses and Excess Fixed Fuel Expense shall be included as an adjustment to the final Participant and Unit Participant fuel invoices in a given year. Payments received from Participants or Unit Participants which have underpaid during the year shall be used by the Operating Agent to pay SJCC for any Minimum Fixed Fuel Expense not paid and to compensate other Participants or Unit Participants which have overpaid.

               18.3.6 The Participants acknowledge and recognize that the Unit Participants have acknowledged the provisions of the Coal Sales Agreement that create Carry-over Tons. To the extent that Carry-over Tons are created and paid for by individual Participants or Unit Participants, the Carry-over Tons will be allocated to each Participant's or Unit Participant's Carry-over Tons Account in proportion to each Participant's or Unit Participant's allocation of Excess Fixed Fuel Expense for the calendar year. At the direction of a Participant or Unit Participant, the Operating Agent shall transfer Carry-over Tons from an individual Participant's or Unit Participant's Carry-over Tons Account to another Participant's or Unit Participant's Carry-over Tons Account. Carry-over Tons shall be accounted for on the basis of tonnage only, with no financial value attached thereto. Participants and Unit Participants shall apply any existing Carry-over Tons from their account to the payment of a minimum tonnage deficiency invoice. When Carry-over Tons are used by the San Juan Project, Participants and Unit Participants whose Carry-over Tons Accounts are reduced shall be compensated by Participants and Unit Participants whose Carry-over Tons Accounts have no balance or an inadequate balance to meet their obligation for the Annual Minimum Coal Delivery. The value of this compensation shall be based on the actual cost billed by SJCC.

          18.3.7 The Participants acknowledge and recognize that the Unit Participants have acknowledged the provisions of Attachment C to this Modification No. 8 as representative of the allocation and billing methodology agreed to as a result of this Modification No. 8. Attachment C reflects the allocation of expenses among the Participants and Unit Participants based on Modification No. 8 and actual expenses incurred for fuel expense for the month of January 1993.

          18.4 The Operating Agent shall provide the Participants and Unit Participants a monthly written report on the following items related to coal deliveries at the San Juan
     Project:

               18.4.1  Annual Minimum Coal Delivery for the year.

               18.4.2 Annual Minimum Coal Delivery allocated among the Participants and Unit Participants.

               18.4.3 Total actual coal deliveries by SJCC to the San Juan Project for each month and for the year to date.

               18.4.4 Total actual coal deliveries to the San Juan Project for each month and for the year to date, allocated to the Participants and Unit Participants.

               18.4.5  Total cost and tonnage of inventory
          allocated to the Participants and Unit Participants.

               18.4.6 Fixed Fuel Expense and Variable Fuel Expense allocated to the Participants and Unit Participants for each month and for the year to date.

               18.4.7  Status of Carry-over Tons for the San Juan
          Project, allocated to the Participants and Unit
          Participants.

          18.5 The Operating Agent shall replace the tons of coal withdrawn from inventory on a ton for ton basis according to the coal withdrawn from inventory for the month, such replacement to reflect anticipated generation usage in the following month. The cost of this replacement shall be apportioned among the Participants in accordance with Sections
     18.2 and 18.3.

     5.0 Section 15.2 shall be amended in its entirety to read as follows:

     The Engineering and Operating Committee may authorize Capital Additions, Capital Betterments and Capital Replacements not included in the annual capital expenditures budget; provided, that such Capital Additions, Capital Betterments, and Capital Replacements shall not exceed in any one year the sum of two hundred and fifty thousand dollars ($250,000) for each such addition, betterment or replacement, unless also authorized by the Coordination Committee.

     6.0 Section 15.4 shall be amended in its entirety to read as follows:

     The Operating Agent shall submit to the Participants a forecast of cash requirements by months for Capital Additions, Capital Betterments and Capital Replacements. Said forecast will be submitted on a yearly basis after final budget approvals have been made. A revised forecast shall be submitted when the capital expenditures budget is revised, or when significant changes in monthly expenditures from those previously forecast are anticipated. The Operating Agent shall be authorized to make expenditures related to Capital Additions, Capital Betterments and Capital Replacements not included in the annual capital expenditures budget; provided, however, that such expenditures for Capital Additions, Capital Betterments and Capital Replacements shall not exceed in any one year the greater of the sum of fifty thousand dollars ($50,000) or a twenty percent (20%) increase in the total amount originally authorized for each such Capital Addition, Capital Betterment or Capital Replacement, unless also authorized by the Engineering and Operating Committee.

     IN WITNESS WHEREOF, the Parties hereto have caused this Modification No. 8 to the Operating Agreement to be executed as of the _____ day of _____________, 1993.


                              PUBLIC SERVICE COMPANY OF NEW MEXICO


                              By:  ________________________________

                              Its: ________________________________



                              TUCSON ELECTRIC POWER COMPANY


                              By:  ________________________________


                              Its: ________________________________



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STATE OF NEW MEXICO      )
                         )  ss.
COUNTY OF BERNALILLO     )

     This instrument was acknowledged before me on_______________, 1993, by ______________________________, as Senior Vice President
of Public Service Company of New Mexico, a New Mexico corporation, on behalf of the corporation.


                                   _______________________________
                                   Notary Public


My Commission Expires:

_________________________

STATE OF ARIZONA    )
                    )  ss.
COUNTY OF PIMA      )

     This instrument was acknowledged before me on_________________, 1993, by ________________________________, as
Vice President of Tucson Electric Power Company, an Arizona corporation, on behalf of the corporation.


                                   ________________________________
                                   Notary Public

My Commission Expires:

________________________